Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 RESULTS; RAISES 2022 GUIDANCE

•Net loss attributable to common stockholders was $0.1 million for the fourth quarter 2021; $81.2 million for the full-year 2021
◦Fourth quarter 2021 Adjusted EBITDA increased 26.0% over the prior year period to $114.4 million, inclusive of an $11.6 million benefit from the recognition of CARES Act grants
◦Full-year 2021 Adjusted EBITDA increased 32.3% over the prior year period to $339.6 million, inclusive of a $25.3 million benefit from the recognition of CARES Act grants

•Revenues increased 11.3% to $610.2 million in the fourth quarter 2021 and 19.6% to $2.2 billion in the full-year 2021, when compared to the comparable periods in 2020
◦Days adjusted same-facility revenues increased 9.6% in the fourth quarter 2021 versus 2020, including case volume growth of 4.2%
◦Days adjusted same-facility revenues increased 18.1% in the full-year 2021 versus 2020, including case volume growth of 17.6%

•Adjusted EBITDA for 2022 expected to be in a range of $370 million to $380 million

BRENTWOOD, Tenn., February 28, 2022 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the fourth quarter and full year ended December 31, 2021.

Wayne DeVeydt, Executive Chairman of the Board of Surgery Partners, noted, “Our financial results for the fourth quarter and full year 2021 continue to reflect the strength and resiliency of our business model. As the migration of high acuity surgical cases continues to our lower cost, high quality setting, we are poised to continue to capitalize on these broad industry trends and remain optimistic about achieving sustainable double-digit Adjusted EBITDA growth.”

Eric Evans, Chief Executive Officer, stated, “With revenue growth of 11% in the fourth quarter and nearly 20% for the year, we are reporting growth consistent with our expectations and returning to pre-pandemic levels. Our teams remain focused on providing a superior product to our patients and physicians as we continue to make investment in our core capabilities including physician recruitment, building new, high-acuity service lines, and effectively managing our supply chain which have collectively helped us navigate through this pandemic. On a same-facility basis, net revenue grew nearly 10% in the quarter and 18% for the year, giving us significant momentum as we enter 2022. When coupled with our consistent and accretive deployment of capital, which totaled $325 million in 2021, of which $185 million was deployed in late December, our growth trajectory is strong and gives us high confidence in in our 2022 guidance.”

Dave Doherty, Chief Financial Officer, commented, “As we entered 2021, we expected Surgery Partners to maintain its long-term growth outlook and we are pleased to report results that confirmed that expectation. It is off these strong results and the underlying business performance that we are raising our Adjusted EBITDA guidance to a range of $370 million to $380 million. Our meaningful cash on the balance sheet and overall strong liquidity position allows us to remain committed to our annual capital deployment goals of at least $200 million. We have a robust pipeline of potential targets that will be additive to our strong organic growth.”
Fourth Quarter 2021 Results
Revenues for the fourth quarter of 2021 increased 11.3% to $610.2 million from $548.3 million for the fourth quarter of 2020. Days adjusted same-facility revenues for the fourth quarter of 2021 increased 9.6% from the same period last year, with a 5.2% increase in revenue per case and a 4.2% increase in same-facility cases. For the fourth quarter of 2021, the Company’s net loss attributable to common stockholders and Adjusted EBITDA were $0.1 million and $114.4 million, respectively, compared to $4.8 million and $90.8 million for the same period last year. For the fourth quarter of 2021 and 2020, Adjusted EBITDA benefited from recognition of $11.6 million and $9.2 million of CARES Act grants, respectively. Excluding CARES Act grants in the fourth quarter 2021 and 2020, Adjusted EBITDA would have been $102.8 million and $81.6 million, respectively.
Full Year 2021 Results
Revenues for 2021 increased 19.6% to $2,225.1 million from $1,860.1 million in 2020. Days adjusted same-facility revenues for the year ended 2021 increased 18.1% from the prior year, with a 0.5% increase in revenue per case and a 17.6% increase in same-facility cases. For the full year 2021, the Company’s net loss attributable to common stockholders was $81.2 million compared to $155.6 million in 2020, and Adjusted EBITDA was $339.6 million compared to $256.6 million in 2020. For the full year 2021 and 2020, Adjusted EBITDA benefited from the recognition of $25.3 million and $31.1 million of CARES Act grants, respectively.
Liquidity
Surgery Partners had cash and cash equivalents of $389.9 million and $203.0 million of borrowing capacity under its revolving credit facility at December 31, 2021. Cash flows from operating activities was $19.7 million for the fourth quarter 2021, compared to $8.9 million for the same period in 2020. Net operating cash outflows, defined as operating cash flows less distributions to non-controlling interests, was $13.8 million for the fourth quarter of 2021.
Operating cash flows were $87.1 million for 2021, compared to $246.9 million for 2020. Net operating cash outflows, defined as operating cash flows less distributions to non-controlling interests, was $43.9 million for the full year 2021. The decrease in operating cash flows was driven primarily by cash inflows of government grants and Medicare advance payments provided through the CARES Act as well as actions taken to significantly reduce cash operating expenses and defer non-essential expenditures during the prior year. The Company additionally began repayments of Medicare advanced payments during the second quarter of 2021 and has repaid approximately $60 million as of December 31, 2021. Further, on April 1, 2021, the Company made the final $30.7 million payment plus interest to the United States Department of Justice in relation to the April 2020 settlement involving a toxicology lab and pain management medical practice based in Tampa, Florida. The Company ceased operations at its toxicology lab in the third quarter of 2020.
The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement, was 5.58x at the end of 2021. Excluding approximately $60 million of remaining cash advanced under the Medicare advance payments program, the Company's ratio of total net debt to EBITDA, as calculated under the Company's credit agreement, would have increased by 0.1x at the end of 2021.
2022 Outlook
The Company projects that it will be able to grow 2022 revenues to at least $2.5 billion, representing at least 12% growth over 2021 results and projects 2022 Adjusted EBITDA in the range of $370 million to $380 million.
Conference Call Information
Surgery Partners will hold a conference call today, February 28, 2022 at 5:00 p.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-451-6152, or for international callers, 1-201-389-0879. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13726849. The replay will be available until March 14, 2022.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The replay will also be available on this same website for a limited time following the call.
To learn more about Surgery Partners, please visit the Company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.

About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 31 states, including ambulatory surgery centers, surgical hospitals, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth, our anticipated operating results for future periods and other similar statements. These statements can be identified by the use of words such as "believes," "anticipates," "expects," "intends," "plans," "continues," "estimates," "predicts," "projects," "forecasts," "may," "could," and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, (i) the continuing effects of the ongoing COVID-19 pandemic in the United States and specifically in the regions in which we operate, the impact to the state and local economies of restrictive orders, vaccine and other mandates and the pandemic generally, our ability to respond quickly to challenging economic conditions, the unpredictability of our case volume in the current environment, our ability to preserve or raise sufficient funds to continue operations, the impact of our cost-cutting measures on our future performance, our ability to cause distributions from our subsidiaries, the responsiveness of our payors, including Medicaid and Medicare, to the challenging operating conditions, including their willingness and ability to continue paying in a timely manner and to advance payments in a timely manner, if at all, (ii) our ability to execute on our operational and strategic initiatives, (iii) the timing and impact of our portfolio optimization efforts, (iv) our ability to continue to improve same-facility volume and revenue growth on the timeline anticipated, if at all, (v) our ability to successfully integrate acquisitions, (vi) the anticipated impact and timing of our ongoing efficiency efforts, as well as our ongoing procurement and revenue cycle efforts, (vii) potential reductions to payments we receive from third-party payors, including government health care programs and private insurance organizations, (viii) the impact of adverse weather conditions, supply chain issues and other events outside of our control, and (ix) the other risks identified and discussed from time to time in the Company’s reports filed with the SEC, including in Item 1A under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: Adjusted net gain (loss) attributable to common stockholders, Adjusted net gain (loss) per share attributable to common stockholders, Adjusted EBITDA and Adjusted EBITDA excluding grant funds, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

SURGERY PARTNERS, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in millions, except per share amounts, shares in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Revenues	$610.2	$548.3	$2,225.1	$1,860.1
Operating expenses:
Salaries and benefits	175.6	152.1	644.3	550.3
Supplies	171.5	156.2	636.4	538.4
Professional and medical fees	60.3	53.0	230.0	191.4
Lease expense	21.8	22.7	90.6	87.4
Other operating expenses	33.9	28.9	132.4	112.8
Cost of revenues	463.1	412.9	1,733.7	1,480.3
General and administrative expenses	27.2	23.8	104.0	97.1
Depreciation and amortization	22.7	25.5	98.8	94.8
Income from equity investments	(2.8)	(3.2)	(11.3)	(10.8)
Loss (gain) on disposals, net	0.2	(1.4)	2.2	5.7
Transaction and integration costs	15.1	7.4	39.8	23.2
Impairment charges	—	—	—	33.5
Grant funds	(17.9)	(13.0)	(37.9)	(46.2)
Loss on debt extinguishment	—	—	9.1	—
Litigation settlement	—	—	—	1.2
Other income	(12.2)	—	(15.5)	(1.7)
Total operating expenses	495.4	452.0	1,922.9	1,677.1
Operating income	114.8	96.3	302.2	183.0
Interest expense, net	(60.1)	(54.0)	(221.0)	(201.8)
Income (loss) before income taxes	54.7	42.3	81.2	(18.8)
Income tax expense (benefit)	11.8	(5.6)	10.5	(20.1)
Net income	42.9	47.9	70.7	1.3
Less: Net income attributable to non-controlling interests	(43.0)	(42.4)	(141.6)	(117.4)
Net (loss) income attributable to Surgery Partners, Inc.	(0.1)	5.5	(70.9)	(116.1)
Less: Amounts attributable to participating securities	—	(10.3)	(10.3)	(39.5)
Net loss attributable to common stockholders	$(0.1)	$(4.8)	$(81.2)	$(155.6)

Net loss per share attributable to common stockholders
Basic	$—	$(0.10)	$(1.12)	$(3.19)
Diluted (1)	$—	$(0.10)	$(1.12)	$(3.19)
Weighted average common shares outstanding
Basic	84,522	48,894	72,427	48,776
Diluted (1)	84,522	48,894	72,427	48,776
(1)The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Dollars in millions, except per case and per share amounts)
(Unaudited)

	December 31, 2021	December 31, 2020

Balance Sheet Data (at period end):
Cash and cash equivalents	$389.9	$317.9
Total current assets	946.1	801.5
Total assets	6,117.6	5,413.2

Current maturities of long-term debt	60.4	64.4
Total current liabilities	536.8	556.8
Long-term debt, less current maturities	2,878.4	2,792.4
Total liabilities	3,817.8	3,789.8

Non-controlling interests—redeemable	330.2	306.8
Redeemable preferred stock	—	434.5

Total Surgery Partners, Inc. stockholders' equity	1,089.0	115.6
Non-controlling interests—non-redeemable	880.6	766.5
Total stockholders' equity	1,969.6	882.1

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$19.7	$8.9	$87.1	$246.9
Investing activities	(190.0)	(95.2)	(331.7)	(88.4)
Purchases of property and equipment	(14.1)	(15.1)	(57.6)	(42.9)
Payments for acquisitions, net of cash acquired	(184.8)	(90.4)	(285.8)	(104.6)
Financing activities	229.8	(45.8)	316.3	66.7
Distributions to non-controlling interest holders	(33.5)	(27.3)	(131.0)	(109.6)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Other Data:
Number of surgical facilities as of the end of period	126	127	126	127
Number of consolidated surgical facilities as of the end of period	109	107	109	107

Cases	145,086	134,532	549,383	459,420
Revenue per case	$4,206	$4,076	$4,050	$4,049
Adjusted EBITDA (1)	$114.4	$90.8	$339.6	$256.6
Adjusted EBITDA excluding grant funds (1)	$102.8	$81.6	$314.3	$225.5
Adjusted EBITDA margin (2)	18.7%	16.6%	15.3%	13.8%
Adjusted net gain (loss) per share attributable to common stockholders - Basic (1)	$0.23	$0.13	$(0.01)	$(1.22)
Adjusted net gain (loss) per share attributable to common stockholders - Diluted (1)	$0.23	$0.09	$(0.01)	$(1.22)
(1)A reconciliation of these non-GAAP financial measures appears below.
(2)Defined as Adjusted EBITDA as a % of Revenues.

SURGERY PARTNERS, INC.
Supplemental Information
(Dollars in millions, except per case amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Same-facility Information (1):
Cases	152,743	146,630	580,120	495,329
Case growth	4.2%	N/A	17.1%	N/A
Revenue per case	$3,953	$3,758	$3,790	$3,772
Revenue per case growth	5.2%	N/A	0.5%	N/A
Number of work days in the period	62	62	253	254
Case growth (days adjusted)	4.2%	N/A	17.6%	N/A
Revenue growth (days adjusted)	9.6%	N/A	18.1%	N/A

(1)Same-facility information includes cases and revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods).

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Segment Revenues:
Surgical facility services	$594.1	$530.6	$2,157.8	$1,793.4
Ancillary services	16.1	16.7	67.3	63.6
Optical services	—	1.0	—	3.1
Total revenues	$610.2	$548.3	$2,225.1	$1,860.1

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Adjusted EBITDA:
Surgical Facility Services	$134.5	$109.6	$422.0	$339.3
Ancillary Services	2.7	0.5	1.7	(3.4)
Optical Services	—	0.4	—	1.4
All other	(22.8)	(19.7)	(84.1)	(80.7)
Total Adjusted EBITDA	$114.4	$90.8	$339.6	$256.6

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions)
(Unaudited)
The following table reconciles Adjusted EBITDA to income (loss) before income taxes in the reported consolidated financial information, the most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Income (loss) before income taxes	$54.7	$42.3	$81.2	$(18.8)

Net income attributable to non-controlling interests	(43.0)	(42.4)	(141.6)	(117.4)
Depreciation and amortization	22.7	25.5	98.8	94.8
Interest expense, net	60.1	54.0	221.0	201.8
Equity-based compensation expense	4.0	3.3	17.4	13.2
Transaction and integration related costs (1)	15.1	8.0	46.1	38.2
Loss (gain) on disposals, net	0.2	(1.4)	2.2	5.7
Impairment charges	—	—	—	33.5
Litigation settlement and other litigation costs (2)	1.3	1.5	5.6	6.4
Loss on debt extinguishment	—	—	9.1	—
Gain on escrow release (3)	—	—	—	(0.8)
Hurricane-related impacts (4)	(0.7)	—	(0.2)	—
Adjusted EBITDA (5)	$114.4	$90.8	$339.6	$256.6
Less: Impact of grant funds (6)	(11.6)	(9.2)	(25.3)	(31.1)
Adjusted EBITDA excluding grant funds	$102.8	$81.6	$314.3	$225.5
(1)For the three months ended December 31, 2021, this amount reflects transaction and integration costs of $15.1 million. For the three months ended December 31, 2020, this amount includes transaction and integration costs of $7.4 million and start-up costs related to a de novo surgical hospital of $0.6 million.

For the year ended December 31, 2021, this amount includes transaction and integration costs of $39.8 million and start-up costs related to a de novo surgical hospital of $6.3 million. For the year ended December 31, 2020, this amount includes transaction and integration costs of $23.2 million and start-up costs related to a de novo surgical hospital of $15.0 million.
(2)This amount reflects other litigation costs of $1.3 million and $1.5 million for the three months ended December 31, 2021 and 2020, respectively.
This amount includes litigation settlement costs of $1.2 million for the year ended December 31, 2020 with no comparable costs in 2021. This amount also includes other litigation costs of $5.6 million and $5.2 million for the years ended December 31, 2021 and 2020, respectively
(3)Included in other income in the condensed consolidated statement of operations for the year ended December 31, 2020, with no comparable gain in the other periods.
(4)Reflects the impact of insurance proceeds received net of operating losses incurred in the six months ended December 31, 2021, at a surgical facility that was closed following Hurricane Ida.
(5)We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations. Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
(6)Represents the impact of grant funds recognized, net of amounts attributable to non-controlling interests.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions, except per share amounts, shares in thousands)
(Unaudited)

From time to time, the Company incurs certain non-recurring gains or losses that are normally non-operational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and its Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, management believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net gain (loss) attributable to common stockholders and adjusted net gain (loss) per share attributable to common stockholders as supplements to the comparable GAAP financial measures. Adjusted net gain (loss) attributable to common stockholders and adjusted net gain (loss) per share attributable to common stockholders should not be considered measures of financial performance under GAAP, and the items excluded from such measures are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to the comparable GAAP measures as presented in the consolidated financial statements.
The following table reconciles net income as reflected in the consolidated statements of operations to adjusted net gain (loss) attributable to common stockholders used to calculate adjusted net gain (loss) per share attributable to common stockholders:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Consolidated Statements of Operations Data:
Net Income	$42.9	$47.9	$70.7	$1.3
Plus (minus):
Net income attributable to non-controlling interests	(43.0)	(42.4)	(141.6)	(117.4)
Amounts attributable to participating securities	—	(10.3)	(10.3)	(39.5)
Equity-based compensation expense	4.0	3.3	17.4	13.2
Transaction and integration related costs	15.1	8.0	46.1	38.2
Loss (gain) on disposals, net	0.2	(1.4)	2.2	5.7
Impairment charges	—	—	—	33.5
Litigation settlements and other litigation costs	1.3	1.5	5.6	6.4
Loss on debt extinguishment	—	—	9.1	—
Gain on escrow release	—	—	—	(0.8)
Hurricane-related impacts	(0.7)	—	(0.2)	—
Adjusted net gain (loss) attributable to common stockholders	$19.8	$6.6	$(1.0)	$(59.4)

Adjusted net gain (loss) per share attributable to common stockholders
Basic	$0.23	$0.13	$(0.01)	$(1.22)
Diluted (1)	$0.23	$0.09	$(0.01)	$(1.22)
Weighted average common shares outstanding
Basic	84,522	48,894	72,427	48,776
Diluted (1)	87,876	73,519	72,427	48,776
(1)For the years ended December 31, 2021 and December 31, 2020, the impact of potentially dilutive securities was not considered because the effect would be anti-dilutive in those periods.

Contact
David T. Doherty, Chief Financial Officer
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com